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                                                                    Exhibit 10.1

                             Lease Agreement Between
                                   Vision Bank
                                       And
                        Gulf Shores Investment Group, LLC

                                      Date
                                  March 1, 2002

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                                 LEASE AGREEMENT

                              (ORANGE BEACH BRANCH)

                                       FOR

                               BANKING FACILITIES

                                   VISION BANK
                              Gulf Shores, Alabama

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                                TABLE OF CONTENTS

1.    LEASED PREMISES.................................................     1

2.    LEASE TERM......................................................     1
      2.1   Continuance During Term...................................     1
      2.2   Renewal Options...........................................     1

3.    USE.............................................................     1
      3.1   Permitted Use.............................................     1
      3.2   Legal Use and Violation of Insurance Coverage.............     1
      3.3   Nuisance..................................................     2

4.    BASE RENTAL.....................................................     2

5.    COSTS...........................................................     2

6.    SERVICES TO BE FURNISHED BY LANDLORD............................     2
      6.1   Defined Services..........................................     2

7.    GRAPHICS........................................................     2

8.    CARE OF THE LEASED PREMISES BY TENANT...........................     2
      8.1   Condition of Leased Premises at Commencement; Notice
            to Landlord...............................................     2
      8.2   No Waste; Regulated Materials.............................     3

9.    REPAIRS AND ALTERATIONS BY TENANT...............................     3
      9.1   Repair by Tenant..........................................     3
      9.2   Compliance with Laws; Repair by Landlord..................     3
      9.3   Alterations or Additions by Tenant........................     3
      9.4   Property of Landlord......................................     4

10.   LAWS, REGULATIONS AND RULES.....................................     4

                                       i

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      10.1  Applicable Ordinances.....................................     4
      10.2  Building Rules............................................     4

11.   ENTRY BY LANDLORD...............................................     4

12.   FURNITURE, FIXTURES AND PERSONAL PROPERTY.......................     4

13.   TAXES ON TENANT'S PROPERTY......................................     4

14.   ASSIGNMENT AND SUBLETTING.......................................     4
      14.1  No Assignment Without Consent.............................     5
      14.2  Assignment or Sublease....................................     5
      14.3  Further Assignment........................................     5
      14.4  Assigns and Sublessees....................................     5
      14.5  Transfers by Landlord.....................................     5

15.   MECHANIC'S LIEN.................................................     5
      15.1  Tenant Not to Permit Liens................................     5
      15.2  Rights of Landlord; Additional Rent.......................     5

16.   INSURANCE.......................................................     6
      16.1  Tenant....................................................     6
      16.2  Insurance -- General......................................     6
      16.3  Subrogation...............................................     6

17.   CASUALTY DAMAGE.................................................     6

18.   CONDEMNATION....................................................     6

19.   INDEMNITY.......................................................     7
      19.1  Indemnification by Tenant.................................     7
      19.2  Indemnification by Landlord...............................     7
      19.3  No Liability..............................................     7

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20.   DAMAGES FROM CERTAIN CAUSES.....................................     7

21.   EVENTS OF DEFAULT/REMEDIES......................................     7
      21.1  Events of Default by Tenant...............................     7
      21.2  Landlord's Remedies for Tenant Default....................     8
      21.3  Landlord's Remedies are Cumulative........................    10
      21.4  Obligation to Pay Rent is Independent; No Setoff..........    10
      21.5  Special Rights of Depository Institution Supervisory
            Authority.................................................    10

22.   PEACEFUL ENJOYMENT..............................................    10
      22.1  Rights of Tenant..........................................    10
      22.2  Limitation................................................    10

23.   HOLDING OVER....................................................    10
      23.1  Rental Amount.............................................    10
      23.2  No Extension of Term......................................    11

24.   SUBORDINATION...................................................    11
      24.1  Subject to Mortgages and Certain Leases...................    11
      24.2  Subordination of Lease Agreement..........................    11
      24.3  Approval of Lease Agreement by Landlord's Mortgagee.......    11
      24.4  Attorney-in-Fact..........................................    11
      24.5  Estoppel Certificates; Financial Certificates.............    11
      24.6  Attornment................................................    11
      24.7  Notice to Mortgagees......................................    11

25.   ATTORNEY'S FEES.................................................    12

26.   NO IMPLIED WAIVER...............................................    12
      26.1  No Waiver.................................................    12
      26.2  Partial Payment...........................................    12

27.   PERSONAL LIABILITY..............................................    12

28.   FORCE MAJEURE...................................................    12

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29.   RELATIONSHIP OF PARTIES.........................................    12

30.   MISCELLANEOUS...................................................    12
      30.1  Severability..............................................    12
      30.2  Recordation...............................................    13
      30.3  Governing Law.............................................    13
      30.4  Time of Performance.......................................    13
      30.5  Commissions...............................................    13
      30.6  Parking...................................................    13
      30.7  Effect of Delivery of this Lease Agreement................    13
      30.8  Section Headings..........................................    13
      30.9  Entire Agreement..........................................    13
      30.10 Successors and Assigns....................................    13
      30.11 Notices...................................................    13
      30.12 Gender....................................................    14
      30.13 Time of the Essence.......................................    14
      30.14 Building Name.............................................    14
      30.15 No Merger.................................................    14

31.   EXHIBITS AND SCHEDULES..........................................    14



                                       iv

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Exhibit A    Floor Plan of Leased Premises


                                        v

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STATE OF ALABAMA

COUNTY OF BALDWIN

                                 LEASE AGREEMENT

         This Lease Agreement made and entered into on this the 1st day of March, 2002, between GULF SHORES INVESTMENT GROUP, LLC an Alabama limited liability company (hereinafter called ("Landlord"), and VISION BANK, an Alabama banking corporation (hereinafter called ("Tenant"). Tenant's address for purposes hereof is P. O. Box 4649, Gulf Shores, Alabama 36547.

                              W I T N E S S E T H:

1.       LEASED PREMISES.

         Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord those certain premises (the "Leased Premises") in the building (the "Building") located at 25051 Canal Road, Orange Beach, Alabama, such Leased Premises being approximately 6880 square feet of Rentable Area, as reflected on the floor plan of such Leased Premises attached hereto and made a part hereof as Exhibit A.

2.       LEASE TERM.

         2.1 Continuance During Term. This Lease Agreement shall continue in force during a period beginning on the Commencement Date (hereafter defined) and ending on midnight on the date which is nine (9) years after the first day of the first calendar month immediately following the calendar month in which the Commencement Date occurs (the "Lease Term"), unless this Lease Agreement is sooner terminated or extended to a later date under any other term or provision of this Lease Agreement. For purposes of this Lease, the term "Commencement Date" shall mean the earlier of (a) the date the Leased Premises are ready for occupancy by Tenant for the operation of its business, or (b) March 1, 2002.

         2.2 Renewal Options. Provided that no Event of Default has occurred under this Lease and is continuing, Tenant shall have an option to renew this Lease for three additional terms of three (3) year each on the same terms and conditions as set forth herein, except that Landlord shall be entitled to raise the Base Rental for such extension period, in its sole discretion, and Tenant shall thereafter have sixty (60) days to agree or terminate following receipt of notification from Landlord not less than ninety (90) days prior to expiration of the original lease term.

3.       USE.

         3.1 Permitted Use. The Leased Premises are to be used and occupied by Tenant solely for general office purposes, including but not limited to the operation of a bank.


         3.2 Legal Use and Violation of Insurance Coverage. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose that is unlawful, disreputable or deemed to be extra-hazardous. Tenant will not keep any substance or carry on or permit any operation which might emit offensive gas, smoke, fumes, dust, odors, waste products or conditions into other portions of the Building, or use any apparatus which might make undue noise or set up vibrations in the Building. Tenant will not permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

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         3.3  Nuisance. Tenant agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in the operation of the Building.

4.       BASE RENTAL.

         Tenant hereby agrees to pay a base annual rental (herein called the "Base Rental") of $123,840 at the rate of $18.00 per square foot of Rentable Area. The Tenant shall also pay, as additional rent, all such other sums of money as shall become due and payable by Tenant to Landlord under this Lease Agreement. The Base Rental shall be due and payable in twelve (12) equal installments of $10,320 on the first day of each calendar month during the initial term and any extensions or renewals thereof, and Tenant hereby agrees to pay such rent to Landlord monthly in advance without demand and without any reduction, abatement, counterclaim or setoff, at such address as may be designated by Landlord. The "Base Rental," and any other additional rental shall be collectively referred to as "Rent" or "rent." If the term of this Lease Agreement as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the Rent provided for herein for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The Base Rental shall be adjusted twice during the Lease Term:(1) upon the first day of the fourth year of the Lease Term; and, (ii) upon the first day of the seventh year of the Lease Term (collectively, the "Adjustment Dates"). Upon each of the Adjustment Dates, the Base Rental shall be adjusted to a figure determined to be "market rent" by a MAI-designated appraiser. The Tenant shall bear the expense of such appraiser. All past due installments of rent shall bear interest at the lesser of (i) the maximum rate permitted by applicable law, or (ii) three (3) percentage points above the Prime Rate (hereinafter defined), from the date due until paid. The term "Prime Rate" for purposes of this Lease Agreement, shall mean the rate as published in the WALL STREET JOURNAL on the date or dates on which reference to the Prime Rate is being made (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the date of determination on which such a quotation was available), and shall not be subject to adjustment, but shall in no event exceed the maximum rate provided by applicable law.

5.       COSTS.

         Tenant shall bear the expense of all insurance on the Property and Building, common area expenses, and all real estate taxes. Tenant agrees to pay Landlord within fifteen (15) days of receipt of invoice from Landlord or direct billing for any charges not directly invoiced to Tenant. Any payments advanced by Landlord shall be fully reimbursed by Tenant. Tenant acknowledges this is a triple net lease.

6.       SERVICES TO BE FURNISHED BY LANDLORD.

         6.1 Defined Services. Tenant agrees no services are to be provided by Landlord.

7.       GRAPHICS.

         Landlord shall provide and install, at Tenant's cost, all letters or numerals at doors to the Leased Premises. All such letters and numerals shall be in the standard graphics for the Building, and no others shall be used or permitted on the Leased Premises without Landlord's prior written consent. No signs, symbol or identifying mark shall be put upon the Building, or in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, without prior written consent of Landlord.

8.       CARE OF THE LEASED PREMISES BY TENANT.


         8.1 Condition of Leased Premises at Commencement; Notice to Landlord. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant (a) that it accepts the Leased Premises as suitable for the purposes for which same are leased, subject to "punch list" items to be installed or repaired by Landlord contained in a punch list which must be submitted, if at all, to Landlord by Tenant within ten (10) days after the Commencement Date; (b) that it accepts the Property as being in a good and satisfactory condition; and (c) that Tenant waives any defects in the Leased Premises and its appurtenances and in all other parts of the Property. Any subsequent modifications to the Leased Premises required by governmental laws, rules or

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regulations, including without limitation modifications required under the
Americans with Disabilities Act of 1990 and similar legislation, shall be the sole responsibility of Tenant. Landlord shall not be liable to Tenant or any of its agents, employees, licenses, servants or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, or due to the leaking of gas, water, sewer, or steam unless such injury or damage is due to the gross negligence or willful misconduct of Landlord (but not including the negligence or willful misconduct of Landlord's contractors); and Tenant, with respect to itself and its agents, employees, licensees, servants and invitees shall have the responsibility for all risks of injury or damage to person or property, either proximate or remote, by reason of the condition of the Leased Premises or the Property except for injury or damage caused by the gross negligence or willful misconduct of Landlord. Except as specifically set forth herein, no promises of the Landlord to alter, remodel, repair or improve the Leased Premises or the Building and no representations respecting the condition of the Leased Premises or the Building have been made by Landlord to Tenant. At all times during the Lease Term, including any extensions thereof, Tenant agrees to give Landlord prompt notice of any apparent defective condition in or about the Leased Premises.

         8.2 No Waste; Regulated Materials. Tenant shall not commit waste or allow any waste to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, Tenant shall deliver the Leased Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease Agreement, ordinary wear and use excepted. Tenant shall not treat, store, handle, generate, locate on, discharge from, or dispose on the Leased Premises or the Building any materials regulated, controlled, limited or restricted by governmental laws, rules, regulations or ordinances.

9.       REPAIRS AND ALTERATIONS BY TENANT.

         9.1 Repair by Tenant. Tenant shall, at Tenant's own cost and expense, repair any damage done to the Building, or any part thereof, including replacement of damaged portions or items, caused by Tenant or Tenant's agents, guests, employees, invitees, licensees, customers or visitors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Building to as good a condition as it was in prior to such damage. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense. Repair and replacement parts, materials and equipment shall be of a quality equivalent to those initially installed in the Building or Leased Premises.

         9.2 Compliance with Laws; Repair by Landlord. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay to Landlord the cost thereof, within ten (10) days of Landlord's demand therefor, as additional rent.

         9.3 Alterations or Additions by Tenant. Tenant agrees with Landlord not to make or allow to be made any alterations to the Leased Premises except in compliance with the provisions of this Section.

         (a) Tenant shall be entitled to make minor alterations such as placing items on the walls of the Leased Premises so long as once they are removed, Tenant repairs any damage caused thereby. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, this paragraph shall not apply to movable equipment or furniture owned by Tenant. If, however, Landlord so requests in writing, Tenant will, immediately prior to termination of this Lease, remove any and all physical additions to the Leased Premises, including partitions, and will repair any damage caused by such removal, all at Tenant's cost.

         (b) If the Tenant performs any construction work on the Leased Premises, Tenant's work will be performed with materials of good quality. Tenant shall not do any construction work or alterations, nor shall Tenant install any equipment without first obtaining Landlord's written approval of the plans and specifications therefor. The approval of the Landlord of such plans and specifications shall not constitute the assumption of any liability on the part of the Landlord for

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              their accuracy or their conformity with requirements of any building code, or other municipal or governmental regulation or ordinance, and Tenant shall be solely responsible for such plans. Tenant shall be responsible for all necessary permits, governmental or otherwise, to include special use permits, signage permits, etc.

         9.4 Property of Landlord. Any and all alterations to the Leased Premises shall become the property of Landlord upon termination of this Lease Agreement (except for movable equipment or furniture owned by Tenant).

10.      LAWS, REGULATIONS AND RULES.

         10.1 Applicable Ordinances. Tenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction over the Leased Premises or Tenant's use of the Leased Premises.

         10.2 Building Rules. Tenant shall comply with the Building Rules adopted by Landlord and set forth in Schedule 2 hereto, as they may be amended by Landlord from time to time (the "Building Rules"), and will cause all of its agents, employees, invitees and visitors to do so. All changes to the Building Rules will be furnished by Landlord to Tenant in writing.

11.      ENTRY BY LANDLORD.

         Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises upon prior notice and at all reasonable hours (and in emergencies at all times) to inspect the condition, occupancy or use, to show the Leased Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions. Tenant shall not be entitled to any abatement or reduction of rent by reason of this right of entry.

12.      FURNITURE, FIXTURES AND PERSONAL PROPERTY.

         Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made within (30) days after the termination of the Term of this Lease; (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal at Tenant's sole cost and expense. All other property at the Leased Premises and alterations and additions to the Leased Premises (including wall-to-wall carpet, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, immediately prior to termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased premises, and not permanently affixed thereto, and will repair any damage caused by such removal, all at Tenant's cost.

13.      TAXES ON TENANT'S PROPERTY.

         Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase, then Landlord shall notify Tenant, and Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

14.      ASSIGNMENT AND SUBLETTING.

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         14.1 No Assignment Without Consent. Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease Agreement or any interest therein without Landlord's prior written consent. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void.

         14.2 Assignment or Sublease. In the event Tenant shall desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire, along with the name of the proposed assignee or sublessee and a copy of the proposed assignment or sublease instrument, at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign or sublet such space, (ii) to refuse such request to assign or sublease such space (which refusal may be made by Landlord without regard to any commercially reasonable standard), or (iii) to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all obligations arising thereafter as to such space. Any rent or other payments otherwise due Tenant as a result of assignment or subletting of all or any portion of the Leased Premises in excess of the rent due Landlord by Tenant on such space hereunder shall be payable as additional rent to Landlord by Tenant promptly upon receipt by Tenant, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (i) above. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease Agreement. Any consent of Landlord hereunder is subject to receipt by Landlord of an executed copy of the sublease or assignment.

         14.3 Further Assignment. Notwithstanding Landlord's consent on any one occasion, the rights of Landlord set forth in Section 14.2 shall apply to any further subletting or assignment.

         14.4 Assigns and Sublessees. The provisions of this Section shall be binding on any permitted assigns or sublessees of Tenant.

         14.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and the Leased Premises referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

15.      MECHANIC'S LIEN.

         15.1 Tenant Not to Permit Liens. Tenant will not create or permit to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers, artisans or materialmen for work or materials alleged to be done, furnished or delivered in connection with the Leased Premises), encumbrance, or other charge upon the Leased Premises or any part thereof, upon Landlord's interest therein, or upon Tenants leasehold interest; provided, that Tenant shall not be required to discharge any such liens, encumbrances or charges as may be placed upon the Leased Premises or Building by the act of anyone other than Tenant or Tenant's agents, employees, servants or contractors. Provided that any Landlord's Mortgagee consents thereto in writing and Tenant complies with all requirements of such Landlord's Mortgagee with respect thereto and provided further, Tenant furnishes security reasonably acceptable to Landlord and any such Landlord's Mortgagee, Tenant shall have the right to contest, in good faith by appropriate legal proceedings, the validity or amount of any mechanics', laborers', artisans' or materialmen's lien or other claimed lien. On final determination of such lien or such claim for lien, Tenant will immediately pay any judgement rendered with all proper costs and charges and shall have such lien released or judgement satisfied at Tenant's sole expense. Tenant will pay, protect and indemnify Landlord, within ten (10) days after demand therefor, from and against all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys' fees, incurred by Landlord by reasons of the filing of any lien and/or removal of same.

         15.2 Rights of Landlord; Additional Rent. If any such lien is claimed against the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the

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same. Any amount paid by Landlord for such purposes shall be paid by Tenant to
Landlord as additional rent within ten (10) days of Landlord's demand therefor.

16.      INSURANCE.

         16.1 Tenant. Tenant shall, during the Term and at its sole expense, obtain and keep in force, with Tenant, Landlord, and the mortgagees of Landlord, named as insureds, as their respective interests may appear, (i) comprehensive general liability insurance coverage, personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability and products and completed operations liability in limits not less than $1,000,000.00 inclusive, and (ii) fire and extended coverage insurance for the Building in or on the Leased Premises for the full replacement value thereof.

         16.2 Insurance -- General. All policies of insurance to be provided or obtained by Tenant under this Lease Agreement shall (i) name Landlord and mortgagees of Landlord as additional insureds, and (ii) provide for notice to Landlord at least thirty (30) days before any cancellation or termination of said insurance. Tenant shall, upon request of Landlord, furnish Landlord with certificates of insurance evidencing Tenant's compliance with the provisions of this Section.

         16.3 Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives (to the extent that the party sustaining such loss is compensated by insurance proceeds) any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Property, or any personal property of such party therein, by reason of fire, the elements, or any other cause which would be insured against under the terms of the fire and extended coverage insurance policies referred to above, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party, and to procure a waiver of subrogation on the part of each of their insurers by an endorsement to all insurance policies whereby an insurer recognizes the agreements made by the Landlord and Tenant in this Section; provided, however, this Section shall be inapplicable if it would have the effect, but only to the extent that it would have the effect of invalidating any insurance coverage of Landlord or Tenant.

17.      CASUALTY DAMAGE.

         If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that the substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Leased Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease Agreement by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease Agreement, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the insurance proceeds actually received by Landlord as a result of the casualty.

18.      CONDEMNATION.

         If the whole or substantially the whole of the Building or the Leased Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease Agreement shall terminate as of the date when physical possession of the Building or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease Agreement by giving written notice thereof to Tenant, in which event this Lease Agreement shall terminate as of the date when physical possession of such portion of the Building or Leased Premises is taken by the condemning authority. If this Lease Agreement is not so terminated upon any such partial taking or sale, the rent payable hereunder shall be diminished by an equitable amount based on the portion of the Leased Premises taken, if any, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Leased Premises to substantially their former condition, but in no event shall Landlord be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Leased Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation, including any award or ascertainment for the value of Tenant's leasehold estate, which value is hereby assigned to the Landlord. If this Lease should be terminated under any provision of this Section, Rent shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid, unaccrued Rent less any sum then owing by Tenant to Landlord.

19.      INDEMNITY.

         19.1 Indemnification by Tenant. Tenant will indemnify Landlord for, and hold harmless Landlord from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Tenant, and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Landlord on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by an act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Leased Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of it agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations included in this Lease (as such Rules and Regulations may hereafter at any time or from time to time be amended or supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Leased Premises.

         19.2 Indemnification by Landlord. Landlord will indemnify Tenant for, and hold harmless Tenant from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Landlord, and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Tenant on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by an act, omission, negligence or misconduct on the part of Landlord or any of its agents, servants, employees or contractors, or when any such injury or damage is the result, proximate or remote, of the violation by Landlord or any of it agents, servants, employees or contractors of any law, ordinance or governmental order of any kind.

         19.3 No Liability. Neither Landlord nor Tenant shall be responsible or liable to the other, their respective officers, employees, agents, contractors, subcontractors, customers or invitees, for bodily injury, death or property damage to the extent occasioned by the acts or omissions of any other tenant in the Building or such tenant's officers, employees, agents, contractors, subcontractors, customers or invitees within the Building.

20.      DAMAGES FROM CERTAIN CAUSES.

         Landlord shall not be liable to Tenant for any loss or damage to any property, or injury to or death of any person, occasioned by theft, fire, act of God or the public enemy, injunction, riot, strike, insurrection, war, requisition or order of governmental body or authority or any other cause beyond the control of Landlord.

21.      EVENTS OF DEFAULT/REMEDIES.


         21.1 Events of Default by Tenant. In the event of any failure of Tenant to pay any rental or other sums of money when due hereunder; or any failure to observe or perform any other of the terms, conditions or covenants of this Lease, including but not limited to the Building Rules, to be observed or performed by Tenant for more than ten (10) days after written notice thereof shall have been given to Tenant; or if the Tenant's leasehold interest shall be taken on execution or other process of law against Tenant; or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or if Tenant shall fail to accept the Leased Premises, or to promptly move into, take possession of, and operate its business on the Leased Premises when the Leased Premises are substantially complete; or if Tenant ceases to do business in or abandons any substantial portion of the Leased Premises; or if Tenant should at any time during the continuance of the Lease remove or attempt to remove the goods, furniture, effects, improvements and personal property brought thereon out of or from the Leased Premises (except in the ordinary course of business), without having paid in full all rent and other applicable charges which shall become due during the term of this Lease; or, if Tenant or any Guarantor of this Lease shall become bankrupt or insolvent, or file a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any Guarantor's property; or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if Tenant or any Guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffers this Lease to be taken under any writ of execution, then, in any of such events, Tenant shall be deemed in breach and default of this Lease and Landlord, in its discretion and at its election, and in addition to all other rights and remedies it may have in law or in equity, shall also be entitled to those rights and remedies enumerated below.

         21.2     Landlord's Remedies for Tenant Default.  Subject to Section
21.5 hereof:

         (a) In the event of a default by Tenant, the Landlord, at its option (without further notice or demand of any kind to Tenant or any other person except as hereinafter expressly provided) shall have, in addition to all the legal and equitable remedies, and the remedies described elsewhere in this Lease, the following described remedies:

                  (i) Landlord shall have the right to proceed by attachment, suit or otherwise to collect any delinquent rent or other amounts due Landlord hereunder. In the event it is necessary for Landlord to bring suit for rental payments or other charges as they accrue or in order to collect any damages, Landlord shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for subsequent rental or damage deficiencies.

                  (ii) Landlord may elect to accelerate the rent due under this Lease by giving notice of such election to Tenant and, in such event, Tenant shall pay at once to Landlord a sum of money equal to the rentals and other charges to be paid by Tenant to Landlord for the balance of the stated term of this Lease, and Landlord shall have the right to proceed by attachment, suit or otherwise to collect such sum or other amounts due Landlord hereunder.

                  (iii) Landlord may elect to terminate this Lease by written notice to Tenant specifying the date the Lease will terminate, which shall not be less than three (3) days after the giving of such notice, and upon such date this Lease and Lease Term shall end. Landlord may immediately repossess the Leased Premises and Tenant shall pay at once to Landlord as damages a sum of money equal to the rentals and other charges to be paid by Tenant to Landlord for the balance of the stated term of this Lease, and Landlord shall have the right to proceed by attachment, suit or otherwise to collect such sum or other amounts due Landlord hereunder.

                  (iv) Landlord may elect to terminate Tenant's right of possession without terminating this Lease, in which event Tenant agrees to surrender possession and vacate the Leased Premises immediately and deliver the possession to Landlord, and Tenant hereby grants Landlord full and free license to enter in and upon the Leased Premises or any part thereof, and to expel or remove Tenant or any other person or party who may be occupying or within the Leased Premises or any part thereof, and remove any and all property therefrom. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay rent and other charges and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease and without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without becoming liable for any loss or damage which may be occasioned thereby, and without relinquishing Landlord's rights as herein provided. If Landlord re-enters the Leased Premises without terminating this Lease, then Landlord may relet the Leased Premises or any part or parts thereof, either in the name of Landlord, Tenant or otherwise, for a term which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease
                  Term and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Tenant or the legal representative of Tenant shall pay Landlord for each month of the period which would otherwise have constituted the balance of the Lease Term, any deficiency between (i) one monthly installment of Rent that would have been payable for the month in question but for such re-entry or termination, and all charges that otherwise would have become due, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Lease Term. The refusal or failure of Landlord to relet the Leased Premises or any part or parts thereof shall not release or affect Tenant's liability for damages; provided, however, that Landlord shall use reasonable efforts to relet the Leased Premises. There shall be added to the said deficiency such expenses as Landlord may incur in connection with any reletting (such as court costs, reasonable attorneys' fees and disbursement, brokerage and expenses for putting and keeping the Leased Premises in good order or for preparing the same for reletting). Any deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such termination be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Any amount collected by Landlord from subsequent tenants in excess of that provided for in this Lease for the same rental period shall be credited to Tenant in reduction of Tenant's liability for any rental period in which the amount collected by Landlord shall be less than that provided for by this Lease, but Tenant shall only be entitled to receive any such excess rentals at the end of the Lease Term and without interest.
                  In all events Landlord may terminate the Lease for such breach at any time thereafter and after such termination Tenant shall not be entitled to any claim whatsoever, of any kind or nature, for any excess rental that may be collected by Landlord. The reletting of the Leased Premises beyond the date originally fixed for expiration of the term of the Lease shall not be deemed to release Tenant from his obligations hereunder. An election to re-enter the Leased Premises (without terminating the Lease) and the reletting or not reletting of the Leased Premises shall not thereafter prevent Landlord from electing to terminate the Lease for such previous breach. In the event it is necessary for Landlord to bring suit for such rental payments or other charges as they accrue or in order to collect any damages, Landlord shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for subsequent rental or damage deficiencies.

         (b) For purposes of computing the rentals and other charges due in the event that Landlord elects to accelerate the rents hereunder, or elects to terminate this Lease, the rental payments payable to Landlord under this Lease shall include the monthly Rent and other charges due monthly hereunder. In addition, damages shall include interest on past due rentals and other charges and Landlord's court costs and reasonable attorneys fees incurred in connection with the termination of this Lease because of Tenant's breach.

         (c) If Tenant defaults in any of its obligations hereunder, then Landlord, to the extent not otherwise recovered, shall be entitled to recover its reasonable attorneys' fees and court costs incurred by reason of Tenant's default. If Tenant shall default under any of the terms and provisions of this Lease on its part to be performed or observed, Landlord shall be entitled to interest on any monies expended on behalf of Tenant and any costs or expenses incurred by Landlord, at a rate per annum equal to the interest rate set forth in Section 4.

          (d) In addition to the above-mentioned remedies, and in no way limiting, excluding or waiving any remedy available to Landlord as a result of a default by Tenant, Landlord shall be entitled, upon Tenant's default, to sue for and recover from Tenant an amount equal to the sum of all Base Rental abatements, tenant finish allowances and all other concessions received by Tenant prior to such event of default (collectively, "Tenant Concessions"); and any Tenant Concessions that would benefit Tenant after the occurrence of an event of default shall automatically be deemed terminated as of the date of the occurrence of such event of default.

         21.3 Landlord's Remedies are Cumulative. All the remedies of Landlord in the event of Tenant default shall be cumulative and, in addition, Landlord may pursue any other remedies permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies upon an event of default shall not constitute a waiver of such default.

         21.4 Obligation to Pay Rent is Independent; No Setoff. The obligation of Tenant to pay all Rent provided to be paid by Tenant and the obligations of Tenant to perform Tenant's other covenants and duties hereunder constitute independent and unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is herein above expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against, withhold, deduct or offset against, any Rent and other sums provided hereunder to be paid Landlord by Tenant.

         21.5 Special Rights of Depository Institution Supervisory Authority. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount greater than all accrued and unpaid rent to the date of termination.

22.      PEACEFUL ENJOYMENT.

         22.1 Rights of Tenant. Subject to the other terms hereof including, without limitation, the provisions of Section 27.1, Tenant shall and may peacefully enjoy the Leased Premises against all persons claiming by, through or under Landlord, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements in this Lease Agreement.

         22.2 Limitation. The foregoing covenant and any and all other covenants of the Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Leased Premises. Tenant specifically acknowledges that Landlord will make repairs, alterations and improvements to the Building from time to time ("Building Work"), and that such Building Work may create noise audible within the Leased Premises and dust and noise within the common areas of the Building. Tenant agrees that Landlord shall have the right from time to time to conduct such Building work, and that such noise and dust related to the Building Work shall not be deemed or claimed by Tenant to be a nuisance, a breach or disturbance of the Tenant's right of peaceful and quiet enjoyment, a breach of any of the Landlord's obligations hereunder, or any sort of constructive eviction.

23.      HOLDING OVER.

         23.1 Rental Amount. If Tenant holds over without Landlord's written consent after expiration or other termination of this Lease Agreement, or if Tenant continues to occupy the Leased Premises after termination of Tenant's right of possession, Tenant shall throughout the entire holdover period pay rent equal to twice the Rent that would have been applicable had the term of this Lease Agreement continued through the period of such holding over by Tenant.

         23.2 No Extension of Term. No possession by Tenant after the expiration of the term of this Lease Agreement shall be construed to extend the term of this Lease Agreement unless Landlord has consented to such possession in writing.

24.      SUBORDINATION.

         24.1 Subject to Mortgages and Certain Leases. This Lease Agreement is and shall be subject and subordinate to any mortgage, or other lien created by Landlord, whether now existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, and to any ground or primary lease in existence at the date hereof, if any, or that may be executed subsequent to the date hereof, and to any and all supplements, modifications and extensions thereof heretofore or hereafter made, but Tenant agrees that any such mortgagee or lessor shall have the right at any time to subordinate such mortgage, or the lien thereof, or such lease to this Lease Agreement on such terms and subject to such conditions as such mortgagee or lessor may deem appropriate in its discretion.

         24.2 Subordination of Lease Agreement. Tenant agrees upon demand to execute such further instruments subordinating this Lease Agreement to any mortgage or other lien or ground or primary lease now existing or hereafter placed upon the Leased Premises or the Building as a whole, or attorning to the holder of any such liens or leases, as Landlord may request.

         24.3 Approval of Lease Agreement by Landlord's Mortgagee. The terms of this Lease Agreement are subject to approval by the Landlord's mortgagee(s), and such approval is a condition precedent to Landlord's obligations hereunder.

         24.4 Attorney-in-Fact. If Tenant should fail to execute any subordination or other agreement required by this Section, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

         24.5 Estoppel Certificates; Financial Certificates. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request, a statement in recordable form certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease Agreement have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or such persons shall reasonably require. At any time upon Landlord's request, Tenant agrees to deliver to Landlord current financial statements of Tenant (with an opinion by a certified public accountant (if available)), including a balance sheet and a profit and loss statement for at least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied.

         24.6 Attornment. Tenant shall, in the event of the sale or assignment of Landlord's interest in the building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize the purchaser as Landlord under this Lease Agreement.

         24.7 Notice to Mortgagees. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Leased Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until (a) it shall have given written notice of such act or omission to Landlord and to the holder(s) (collectively, the "Landlord's Mortgagee") of the indebtedness or other obligations secured by any first mortgage or first deed of trust affecting the Leased Premises, if the name and address of the Landlord's Mortgagee shall previously have been furnished to Tenant and (b) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and Landlord's Mortgagee, or either of them, their agents or employees, shall be entitled to enter upon the Leased Premises and do therein whatever may be necessary to remedy such act or omission. During the period after the giving of such notice and during the remedying of such act or omission, the Rent payable by Tenant for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Leased Premises shall be untenantable.

25.      ATTORNEY'S FEES.

         Tenant will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord, and Landlord's reasonable attorney's fees incurred for the collection of unpaid rents or the enforcement, defense or interpretation of Landlord's rights under this Lease Agreement, whether such fees and costs be incurred out of court, at trial, on appeal or in bankruptcy proceedings.

26.      NO IMPLIED WAIVER.

         26.1 No Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease Agreement shall not be construed as a waiver or a relinquishment thereof for the future.

         26.2 Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease Agreement shall be deemed to be other than payment on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease Agreement.

27.      PERSONAL LIABILITY.

         The liability of Landlord (and any partner, stockholder, officer or director of Landlord) to Tenant for any default by Landlord under this Lease Agreement shall be limited to the interest of Landlord in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from the Landlord, it being intended that Landlord (and any partner, stockholder, officer or director of Landlord) shall not be personally liable for any judgment or deficiency.

28.      FORCE MAJEURE.

         Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

29.      RELATIONSHIP OF PARTIES.

         Nothing contained in this Lease Agreement shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

30.      MISCELLANEOUS.

         30.1 Severability. If any term or provision of this Lease Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and enforced to the fullest extent permitted by law.

         30.2 Recordation. Tenant agrees not to record this Lease Agreement or any memorandum hereof without the prior written consent of Landlord. Landlord may record this Lease Agreement or a memorandum thereof, at its sole election. Tenant shall, upon request by Landlord, at any time execute a short form lease in recordable form setting forth the essential elements of this Lease, including, but not limited to, the names of the parties, the term of the Lease and the description of the Leased Premises.

         30.3 Governing Law. This Lease Agreement and the rights and obligations of the parties hereto are governed by the laws of the state of Alabama.


         30.4 Time of Performance. Except as may be otherwise expressly provided herein, time is of the essence of this Lease Agreement with respect to all obligations.

         30.5 Commissions. Tenant warrants and represents to Landlord that no real estate broker and/or salesman has been involved by Tenant in this Lease, and hereby indemnifies and agrees to hold harmless and defend Landlord against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease Agreement due to any action of the Tenant.

         30.6 Parking. Landlord grants to Tenant the right to use forty-two parking spaces in the surface parking located adjacent to the Building.

         30.7 Effect of Delivery of this Lease Agreement. Landlord has delivered a copy of this Lease Agreement to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease Agreement shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

         30.8 Section Headings. The section or subsection headings are used for convenience of reference only and do not define, limit or extend the scope or intent of the sections or this Lease Agreement.

         30.9 Entire Agreement. This Lease and any attached schedules, exhibits and riders constitute the entire agreement between Landlord and Tenant and no prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

         30.10 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

         30.11    Notices.

         (a) To Landlord: The Tenant shall pay the rent and shall forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

                                    Mr. J. Daniel Sizemore
                                    Gulf Shores Investment Group, LLC
                                    P.O. Box 1248
                                    Gulf Shores, Alabama 36547

         (b) To Tenant: The Landlord shall forward all notices to Tenant at the following address (or at such other place as Tenant may hereafter designate in writing):

                                    Mr. J. Daniel Sizemore
                                    Vision Bank
                                    2201 West 1st Street
                                    Gulf Shores, Alabama 36542

         (c) Any notice provided for in this Lease Agreement must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served by depositing the same in the United States mail or overnight delivery service, postage or charges prepaid, and addressed to the party to be notified, or by delivering the same in person to an officer of such party.

         (d) Notice deposited in the mail or given to an overnight delivery service in the manner hereinabove shall be effective upon receipt, unless such mail or delivery is unclaimed, in which event notice shall be effective five (5) days after the date of mailing or delivery.

         30.12 Gender. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

         30.13 Time of the Essence. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular time or within an indicated period, it is understood that time is of the essence.

         30.14 Building Name. Landlord agrees that, so long as this Lease, and any renewals or replacements hereto is in effect, the Building shall be designated and known as the Vision Bank Building.

         30.15 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

31.      EXHIBITS AND SCHEDULES.

         In addition to Exhibit A and Schedule 1, the following numbered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

                  Exhibit Number          Description
                  --------------          -----------
                  Exhibit A               Floor Plan of Lease Premises

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement in multiple original counterparts effective as of the day and year first above written.

                                    LANDLORD:

                                    GULF SHORES INVESTMENT GROUP, LLC

                                    By: /s/ Patrick Willingham
                                        -------------------------
                                        Its:  Member

                                    TENANT:

                                    VISION BANK

                                    By: /s/ Robert S. McKean
                                        --------------------------
                                        Its:  President

                                    EXHIBIT A

                          FLOOR PLAN OF LEASED PREMISES